TIDAL ETF TRUST II 485BPOS

Exhibit 99(g)(1)

FIRST AMENDMENT

TO THE CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block, to the Custody Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL ETF TRUST II, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to add the following ETFs:

YieldMax ARKK Option Income ETF

YieldMax KWEB Option Income ETF

YieldMax GDX Option Income ETF

YieldMax XBI Option Income ETF

YieldMax TLT Option Income ETF

YieldMax AAPL Option Income ETF

YieldMax AMZN Option Income ETF

YieldMax BRK.B Option Income ETF

YieldMax COIN Option Income ETF

YieldMax META Option Income ETF

YieldMax GOOG Option Income ETF

YieldMax NFLX Option Income ETF

YieldMax NVDA Option Income ETF

YieldMax SQ Option Income ETF

YieldMax TSLA Option Income ETF

Gateway Senior Secured Credit Opportunities ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST II		U.S. BANK NATIONAL ASSOCIATION

By:	/s/Eric Falkeis	By:	/s/Gregory Farley
Name:	Eric Falkeis	Name:	Greg Farley
Title:	President	Title:	Senior Vice President
Date:	9/28/2022	Date:	10/12/2022

Amended Exhibit A to the Custody Agreement

Separate Series of Tidal ETF Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax ARKK Option Income ETF

YieldMax KWEB Option Income ETF

YieldMax GDX Option Income ETF

YieldMax XBI Option Income ETF

YieldMax TLT Option Income ETF

YieldMax AAPL Option Income ETF

YieldMax AMZN Option Income ETF

YieldMax BRK.B Option Income ETF

YieldMax COIN Option Income ETF

YieldMax META Option Income ETF

YieldMax GOOG Option Income ETF

YieldMax NFLX Option Income ETF

YieldMax NVDA Option Income ETF

YieldMax SQ Option Income ETF

YieldMax TSLA Option Income ETF

Gateway Senior Secured Credit Opportunities ETF